UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2025

KBR, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33146			20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

	601 Jefferson Street
	Suite 3400
	Houston,	Texas	77002
	(Address of principal executive offices)
Registrant's telephone number including area code: (713) 753-2000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which listed
Common Stock, $0.001 par value	KBR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

KBR, Inc. (“KBR”) announced on August 7, 2025, the appointment of Huibert H. Vigeveno to its Board of Directors (the “Board”) effective August 5, 2025. Mr. Vigeveno will serve a term expiring at KBR’s 2026 annual meeting of stockholders. Mr. Vigeveno has not been appointed to serve on any of the standing committees of the Board; the Nominating and Corporate Governance Committee of the Board will make recommendations for such appointments at its next meeting.

Mr. Vigeveno, age 55, has enjoyed 30 years of service with Shell plc as a key leader with extensive global energy expertise and strong business acumen and will complete his distinguished career with the company later this year. From January 2020 to March 2025, he served as a member of Shell plc’s Executive Committee and as Director of Downstream, Renewables and Energy Solutions. From 2017 to 2019, Mr. Vigeveno was Executive Vice President, Global Commercial, and prior to that role, from 2015 to 2016, he led the integration and served as transition CEO of BG Group in the UK following its acquisition by Shell. From 2012 to 2015, Mr. Vigeveno was Executive Chairman, Shell China, and from 2009 to 2012, he was Vice President, Europe and Africa, Shell Supply and Distribution. Since joining Shell as a business analyst in 1995 in the UK, Mr. Vigeveno gained extensive sales, marketing, strategy, and general management experience during assignments in Chemicals, Shell Capital, LPG, and Lubricants in The Netherlands, UK, USA, Mexico, and Brazil. Mr. Vigeveno holds a Master of Business Administration degree from the Erasmus University in Rotterdam, The Netherlands.

There are no related party transactions between KBR and Mr. Vigeveno that are subject to disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Vigeveno is an “independent” director within the meaning of KBR’s Corporate Governance Guidelines and pursuant to the independence criteria set forth under the rules and regulations of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. As a non-employee director, Mr. Vigeveno is entitled to receive the standard compensation arrangements for KBR directors described under “Director Compensation” in KBR’s 2025 Proxy Statement as filed with the Securities and Exchange Commission on March 31, 2025, except that the grant value of the annual equity award of restricted stock units has since been increased from $170,000 to $175,000. There are no arrangements or understandings between Mr. Vigeveno and any other persons, pursuant to which Mr. Vigeveno was selected as a director.

The full text of the press release announcing Mr. Vigeveno’s appointment is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	KBR, Inc. press release dated August 7, 2025, titled, “KBR Appoints Huibert Vigeveno to Board of Directors.”

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

August 7, 2025	/s/ Sonia Galindo
Sonia Galindo
Executive Vice President, General Counsel & Corporate Secretary